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As filed with the Securities and Exchange Commission on May 29, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Boston Scientific Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2695240 (I.R.S. Employer Identification No.)

One Boston Scientific Place
Natick, Massachusetts 01760-1537
Telephone: (508) 650-8000
Facsimile: (508) 650-8960
(Address, including zip code, telephone number, including area code, and facsimile number, including area code, of the Registrant's principal executive offices)

Timothy A. Pratt, Esq.
Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760-1537
Telephone: (508) 650-8000
Facsimile: (508) 650-8960
(Name, address, including zip code, telephone number, including area code, and facsimile number, including area code, of agent for service)

Copies of Correspondence to:

Danielle Carbone, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022-6069
Telephone: (212) 848-4000
Facsimile: (212) 848-7179

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Senior Debt Securities		(1)		(2)

Subordinated Debt Securities

(1)
An indeterminate principal amount of debt securities, which may be senior or subordinated, is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r), Boston Scientific Corporation is deferring payment of all of the registration fee.

Prospectus

BOSTON SCIENTIFIC CORPORATION

Senior Debt Securities
Subordinated Debt Securities

        The securities covered by this prospectus may be sold from time to time by Boston Scientific Corporation in one or more offerings.

        When we offer securities we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, before you decide to invest in any of these securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our common stock is traded on the New York Stock Exchange under the symbol "BSX".

        Investing in our securities involves risks. See "Forward Looking Statements" on page 3 and the risks described in the "Risk Factors" on page 7 of this prospectus, the "Risk Factors" section of our periodic reports that we file with the Securities and Exchange Commission and any applicable prospectus supplement before investing in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        We may offer and sell securities to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is May 29, 2013.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement, which may be in the form of a term sheet, or other offering material that will contain specific information about the terms of that offering and the specific terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before making an investment decision.

        The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the securities. For more detail about the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may add to and offer additional securities, including securities to be offered and sold by selling security holders, by filing a prospectus supplement with the SEC at the time of the offering.

        We have not authorized any person to provide you with any information or to make any representation other than as contained in this prospectus or in any prospectus supplement and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus or any accompanying prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Boston Scientific," the "Company," "we," "us," and "our" refer to Boston Scientific Corporation and our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. These reports, proxy statements and other information also can be read and copied at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our website at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into this registration statement or prospectus or any accompanying prospectus supplement.

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. We are "incorporating by reference" into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all of the securities covered by a particular prospectus supplement has been completed.

        We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 22, 2013, as amended by Amendment No. 1 on Form 10-K/A, filed on February 26, 2013, which we collectively refer to as our 2012 Form 10-K;

  •
  portions of our Proxy Statement on Schedule 14A filed on March 26, 2013, that are incorporated by reference into Part III of our 2012 Form 10-K;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 7, 2013, as amended by Amendment No. 1 on Form 10-Q/A, filed on May 7, 2013, which we collectively refer to as our Q1 2013 Form 10-Q; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 29, 2013, March 6, 2013, April 25, 2013, May 9, 2013 and May 29, 2013.

        You may also request a copy of these filings (other than certain exhibits), at no cost, by writing or telephoning our investor relations department at the following address:

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760-1537
Attention: Investor Relations MS-C2
Telephone: (508) 650-8555
email: Investor_Relations@bsci.com

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

        Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein contain or incorporate by reference statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "may," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward looking statements include, among other things, statements regarding our financial performance; our business and results of operations; our business strategy and related financial returns; our growth initiatives, including our emerging markets strategy and investments; acquisitions and related payments, and the integration and impact of acquired businesses and technologies; finalizing the separation of our Neurovascular business; the timing and impact of our restructuring and plant network optimization initiatives, including expected costs and cost savings; our intention not to pay dividends; our cash flow and use thereof; our outstanding accounts receivable in Europe; our estimates for the Cardiac Rhythm Management, or CRM, market; our estimates for the worldwide coronary stent market; changes in the market and our market share for our other businesses; procedural volumes and pricing pressures; competitive pressures facing our businesses; our royalty and other expenses; clinical trials, including timing and results; our product portfolio; product development and iterations; new and existing product launches, including their timing and acceptance, and their impact on the market, our market share and our business; competitive product launches; product performance and our ability to gain a competitive advantage; the strength of our technologies and pipeline; regulatory approvals, including their timing; our regulatory and quality compliance; expected research and development efforts and the allocation of research and development expenditures; our sales and marketing strategy; reimbursement practices; the ability of our suppliers and sterilizers to meet our requirements; our ability to meet customer demand; goodwill and other intangible asset impairment analysis and charges; the effect of new accounting pronouncements on our financial results; the impact of healthcare reform legislation, including compliance with the Affordable Care Act; the effect of new and proposed tax laws, including the medical device excise tax; the outcome and timing of matters before taxing authorities; our tax position and income tax reserves, and our ability to realize all our deferred tax assets; the outcome and impact of intellectual property, qui tam actions, governmental investigations and proceedings and litigation matters; adequacy of our reserves; the drivers and impact of our investment ratings; anticipated expenses and capital expenditures and our ability to finance them; and our ability to meet the financial covenants required by our credit facilities, or to renegotiate the terms of or obtain waivers for compliance with those covenants. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements. Except as required by law, we do not intend to update any forward-looking statements even if new information becomes available or other events occur in the future.

        The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are based on certain risks and uncertainties, including the risk factors described in Part I, Item 1A. under the heading "Risk Factors" in our 2012 Form 10-K and Part II, Item 1A. under the heading "Risk Factors" in our Q1 2013 Form 10-Q and in connection with forward-looking statements throughout our 2012 Form 10-K and our Q1 2013 Form 10-Q, as well as in any other document we may file with the SEC that is incorporated by reference herein, and the specific risk factors discussed below and in any accompanying prospectus supplement which could cause actual results to vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements. These additional factors include, among other things, future political, economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation and governmental investigations; financial market conditions; and future business decisions made by us and our competitors, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We caution investors to consider carefully these factors.

        The following are some of the important risk factors that could cause our actual results to differ materially from our expectations in any forward-looking statements. For further discussion of these and other risk factors, see Part I, Item 1A. under the heading "Risk Factors" in our 2012 Form 10-K, Part II, Item 1A. under the heading "Risk Factors" in our Q1 2013 Form 10-Q and under the heading "Risk Factors" herein, in any other document we may file with the SEC that is incorporated by reference herein, and in any accompanying prospectus supplement.

Our Businesses

  •
  Our ability to increase CRM net sales, including for both new and replacement units, expand the market and capture market share;

  •
  The volatility of the coronary stent market and our ability to increase our drug-eluting stent systems net sales, including with respect to our SYNERGY™, PROMUS® Element™ and Promus PREMIER™ stent systems, and capture market share;

  •
  The on-going impact on our business, including CRM and coronary stent businesses, of physician alignment to hospitals, governmental investigations and audits of hospitals, and other market and economic conditions on the overall number of procedures performed, including with respect to the drug-eluting coronary stent market the average number of stents used per procedure, and average selling prices;

  •
  Competitive offerings and related declines in average selling prices for our products, particularly our drug-eluting coronary stent systems and our CRM products;

  •
  The performance of, and physician and patient confidence in, our products and technologies, including our coronary drug-eluting stent systems and CRM products, or those of our competitors;

  •
  The impact and outcome of ongoing and future clinical trials, including coronary stent, and CRM clinical trials, and market studies undertaken by us, our competitors or other third parties, or perceived product performance of our competitor's products;

  •
  Variations in clinical results, reliability or product performance of our or our competitor's products;

  •
  Our ability to timely and successfully acquire or develop, launch and supply new or next-generation products and technologies worldwide and across our businesses in line with our commercialization strategies, including our S-ICD® system;

  •
  The effect of consolidation and competition in the markets in which we do business, or plan to do business;

  •
  Disruption in the manufacture or supply of certain components, materials or products, or the failure to timely secure alternative manufacturing or additional or replacement components, materials or products;

  •
  Our ability to retain and attract key personnel, including in our cardiology and CRM sales force and other key cardiology and CRM personnel;

  •
  The impact of enhanced requirements to obtain regulatory approval in the United States and around the world, including the associated timing and cost of product approval; and

  •
  The impact of increased pressure on the availability and rate of third-party reimbursement for our products and procedures in the United States and around the world, including with respect to the timing and costs of creating and expanding markets for new products and technologies.

Regulatory Compliance and Litigation

  •
  The impact of healthcare policy changes and legislative or regulatory efforts in the United States and around the world to modify product approval or reimbursement processes, including a trend toward demonstrating clinical outcomes, comparative effectiveness and cost efficiency, as well as the impact of other healthcare reform legislation;

  •
  Risks associated with our regulatory compliance and quality systems and activities in the United States and around the world, including meeting regulatory standards applicable to manufacturing and quality processes;

  •
  Our ability to minimize or avoid future field actions or FDA warning letters relating to our products and processes and the on-going inherent risk of potential physician advisories related to medical devices;

  •
  The impact of increased scrutiny of and heightened global regulatory enforcement facing the medical device industry arising from political and regulatory changes as well as economic pressures;

  •
  The effect of our litigation and risk management practices, including self-insurance, and compliance activities on our loss contingencies, legal provision and cash flows;

  •
  The impact of, diversion of management attention as a result of, and costs to cooperate with, litigate and/or resolve, governmental investigations and our class action, product liability, contract and other legal proceedings; and

  •
  Risks associated with a failure to protect our intellectual property rights and the outcome of patent litigation.

Innovation and Certain Growth Initiatives

  •
  The timing, size and nature of our strategic growth initiatives and market opportunities, including with respect to our internal research and development platforms and externally available research and development platforms and technologies, and the ultimate cost and success of those initiatives and opportunities;

  •
  Our ability to complete planned clinical trials successfully, obtain regulatory approvals and launch new and next generation products in a timely manner consistent with cost estimates, including the successful completion of in-process projects from purchased research and development;

  •
  Our ability to identify and prioritize our internal research and development project portfolio and our external investment portfolio on profitable revenue growth opportunities as well as to keep them in line with the estimated timing and costs of such projects and expected revenue levels for the resulting products and technologies;

  •
  Our ability to successfully develop, manufacture and market new products and technologies in a timely manner and the ability of our competitors and other third parties to develop products or technologies that render our products or technologies noncompetitive or obsolete;

  •
  The impact of our failure to succeed at or our decision to discontinue, write-down or reduce the funding of any of our research and development projects, including in-process projects from purchased research and development, in our growth adjacencies or otherwise;

  •
  Dependence on acquisitions, alliances or investments to introduce new products or technologies and to enter new or adjacent growth markets, and our ability to fund them or to fund contingent payments with respect to those acquisitions, alliances and investments; and

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  The failure to successfully integrate and realize the expected benefits from the strategic acquisitions, alliances and investments we have consummated or may consummate in the future.

International Markets

  •
  Our dependency on international net sales to achieve growth, including in emerging markets;

  •
  The impact of changes in our international structure and leadership;

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  Risks associated with international operations and investments, including political and economic conditions, protection of our intellectual property, compliance with established and developing local legal and regulatory requirements as well as changes in reimbursement practices and policies;

  •
  Our ability to maintain or expand our worldwide market positions in the various markets in which we compete or seek to compete, including through investments in product diversification and emerging markets such as Brazil, Russia, India and China;

  •
  Our ability to execute and realize anticipated benefits from our investments in emerging markets; and

  •
  The potential effect of foreign currency fluctuations and interest rate fluctuations on our net sales, expenses and resulting margins.

Liquidity

  •
  Our ability to generate sufficient cash flow to fund operations, capital expenditures, global expansion initiatives, litigation settlements, share repurchases and strategic investments and acquisitions as well as maintaining our investment grade ratings and managing our debt levels and covenant compliance;

  •
  Our ability to access the public and private capital markets when desired and to issue debt or equity securities on terms reasonably acceptable to us;

  •
  The unfavorable resolution of open tax matters, exposure to additional tax liabilities and the impact of changes in United States and international tax laws;

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  The impact of examinations and assessments by domestic and international taxing authorities on our tax provision, financial condition or results of operations;

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  The impact of goodwill and other intangible asset impairment charges, including on our results of operations; and

  •
  Our ability to collect outstanding and future receivables and/or sell receivables under our factoring programs.

Cost Reduction and Optimization Initiatives

  •
  Risks associated with significant changes made or expected to be made to our organizational and operational structure, pursuant to our 2011 Restructuring plan as expanded and as a result of our 2010 Restructuring plan and Plant Network Optimization program, and our ability to recognize benefits and cost reductions from such programs; and

  •
  Business disruption and employee distraction as we execute our global compliance program, restructuring plans and divestitures of assets or businesses and implement strategic and restructuring initiatives.

 RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in Part I, Item 1A. under the heading "Risk Factors" included in our 2012 Form 10-K, and in Part II, Item 1A. under the heading "Risk Factors" included in our Quarterly Reports filed on Form 10-Q thereafter, which documents are incorporated by reference in this prospectus. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein.

        The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

BOSTON SCIENTIFIC CORPORATION

Our Company

        Boston Scientific Corporation is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. Our mission is to transform lives through innovative medical solutions that improve the health of patients around the world.

        Since our history began in the late 1960s, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals treat a variety of diseases and conditions and improve patients' quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body.

        Our net sales have increased substantially since our formation over thirty years ago. Our growth has been fueled in part by strategic acquisitions designed to improve our ability to take advantage of growth opportunities in the medical device industry. Our strategic acquisitions have helped us to add promising new technologies to our pipeline and to offer one of the broadest product portfolios in the world for use in less-invasive procedures. We believe that the depth and breadth of our product portfolio has also enabled us to compete more effectively in the current healthcare environment of cost containment, managed care, large buying groups, government contracting, hospital consolidation, and international expansion and will generally assist us in navigating through the complexities of the global healthcare market, including healthcare reform.

        Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760-1537. Our telephone number is (508) 650-8000. Our website is located at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus or any accompanying prospectus supplement or any document incorporated by reference herein or therein.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes, which may include, without limitation, repurchases or redemptions of our outstanding debt securities or other reductions of our outstanding borrowings, repurchases of our outstanding equity securities, working capital, business acquisitions, investments or other strategic alliances, payment of contingent consideration, investments in or loans to subsidiaries, capital expenditures or for such other purposes as may be specified in the applicable prospectus supplement relating to such offering.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges on a consolidated basis for the periods indicated were as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(Dollars in millions)
	(Unaudited)
Fixed Charges:
Interest expense and amortization of debt issuance costs(a)	$65	$69	$261	$281	$393	$407	$468
Interest portion of rental expense	6	7	27	18	18	20	18

Total fixed charges	$71	$76	$288	$299	$411	$427	$486

Earnings:
Income (loss) before income taxes	$(394)	$123	$(4,107)	$642	$(1,063)	$(1,308)	$(2,031)
Fixed charges, per above	71	76	288	299	411	427	486

Total earnings (deficit), adjusted	$(323)	$199	$(3,819)	$941	$(652)	$(881)	$(1,545)

Ratio of earnings to fixed charges(b)	—	2.62	—	3.15	—	—	—

(a)
The interest expense included in fixed charges above reflects only interest on third party indebtedness and excludes any interest expense accrued on uncertain tax positions, as permitted by Financial Accounting Standards Board Accounting Standards Codification™ Topic 740, Income Taxes.

(b)
Earnings were deficient by $323 million for the three months ended March 31, 2013, $3.819 billion for the year ended December 31, 2012, $652 million for the year ended December 31, 2010, $881 million for the year ended December 31, 2009, and $1.545 billion for the year ended December 31, 2008.

        The ratio of earnings to fixed charges for the three months ended March 31, 2013, is not necessarily indicative of the results that may be expected for the entire year. The data above include certain charges (credits) recorded in conjunction with goodwill and other intangible asset impairments, acquisitions, divestitures, restructuring and restructuring-related activities, and/or litigation. The ratios above should be read in conjunction with our consolidated financial statements, including the notes thereto, included in the 2012 Form 10-K and the Q1 2013 Form 10-Q, which are incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

        The following description summarizes the general terms and provisions of the debt securities that Boston Scientific may offer pursuant to this prospectus that are common to all series, unless otherwise noted or described in a specific prospectus supplement. The specific terms relating to any series of the debt securities that Boston Scientific may offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that Boston Scientific has provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and Boston Scientific. The debt securities will be issued pursuant to an indenture, dated as of May 29, 2013, between Boston Scientific and U.S. Bank National Association, as trustee, unless otherwise indicated in the applicable prospectus supplement. When Boston Scientific refers to the "indenture" in this prospectus, it is referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to certain limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against Boston Scientific if Boston Scientific defaults on its obligations under the indenture. Second, the trustee performs certain administrative duties for Boston Scientific with respect to the debt securities. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, which we refer to at the Trust Indenture Act.

        Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that are included in the indenture. This summary is not complete and is subject to, and qualified in its entirety by, reference to the terms and provisions of the indenture. If this summary refers to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. Boston Scientific urges you to read the indenture and any supplement thereto because these documents, and not this section, define your rights as a holder of debt securities.

        In this section, "Boston Scientific" refers to Boston Scientific Corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

        The indenture provides for the issuance by Boston Scientific from time to time of debt securities in one or more series. The indenture sets forth the specific terms of any series of debt securities or provides that such terms shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to that series. The indenture does not limit the amount of debt securities or any other debt Boston Scientific may incur.

        The debt securities will be Boston Scientific's unsecured obligations. The indebtedness represented by (i) senior unsecured debt securities will rank on a parity with all of Boston Scientific's other unsecured and unsubordinated indebtedness and (ii) subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of Boston Scientific's senior indebtedness. Unsecured debt securities will be effectively junior to any existing or future secured debt, and all of Boston Scientific's debt securities will be effectively junior to any existing and future liabilities of Boston Scientific's subsidiaries. See "—Subordination."

        Boston Scientific conducts certain of its operations through subsidiaries and it expects that it will continue to do so. As a result, the right of Boston Scientific to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of holders of the debt securities to benefit as creditors of Boston Scientific from any distribution are subject to the prior claims of each subsidiaries' respective creditors.

        You should refer to the prospectus supplement relating to the particular series of debt securities for a description of the following terms of the debt securities offered thereby and by this prospectus:

  (1)
  the form and title of the debt securities, and whether they are senior debt securities or subordinated debt securities;

  (2)
  the aggregate principal amount of that series of debt securities;

  (3)
  the date or dates on which the principal of the debt securities is payable;

  (4)
  the price or prices at which the debt securities are being offered or the method of determining those prices;

  (5)
  the rate or rates, if any, at which the debt securities will bear interest, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable, Boston Scientific's right, if any, to defer or extend an interest payment date and the regular record date, if any, for interest payable on any registered security on any interest payment date, or the method by which any of the foregoing will be determined, and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

  (6)
  the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of, premium, if any, on and interest, if any, on the debt securities will be payable, where any registered securities of the series may be surrendered for registration of transfer, where the debt securities that are exchangeable may be surrendered for exchange, as applicable and, if different than the location specified in the indenture, the place or places where notices or demands to or upon Boston Scientific in respect of the debt securities and the indenture may be served;

  (7)
  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at Boston Scientific's option or the option of a Holder (as defined in the indenture), if Boston Scientific or a Holder is to have that option;

  (8)
  Boston Scientific's obligation or right, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a Holder, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  (9)
  if other than as expressed in the indenture, the denomination or denominations in which any registered securities or bearer securities of that series will be issuable;

  (10)
  if other than the trustee, the identity of each security registrar and/or paying agent;

  (11)
  if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof under the indenture, or the method by which that portion will be determined;

  (12)
  if other than United States dollars, the currency or currencies in which payment of principal of, or premium, if any, on or interest, if any, on the debt securities will be payable or in which the debt securities will be denominated;

  (13)
  whether payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which those payments will be determined;

  (14)
  whether the principal of, or premium, if any, on or interest, if any, on the debt securities are to be payable, at Boston Scientific's election or the election of a Holder thereof, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which (including the election date) and the terms and conditions upon which this election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of the indenture;

  (15)
  the designation of the initial Exchange Rate Agent (as defined in the indenture), if any, or any depositaries;

  (16)
  the applicability, if any, of the defeasance or covenant defeasance provisions, and any modifications to the related provisions of the indenture;

  (17)
  provisions, if any, granting special rights to Holders of debt securities upon the occurrence of specified events;

  (18)
  any changes to the events of default or covenants specified in the indenture with respect to the debt securities;

  (19)
  whether the debt securities are to be issuable as registered securities or bearer securities and the related terms and conditions;

  (20)
  the date as of which any bearer securities and any temporary global security will be dated if other than the date of original issuance of the first debt security of the series;

  (21)
  the person to whom any interest in any registered security of the series will be payable (if other than the person in whose name that debt security is registered at the close of business on the regular record date for that interest), the manner in which, or the person to whom, any interest on any bearer security will be payable (if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature) and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

  (22)
  if the debt securities are to be issuable in definitive form and any related conditions;

  (23)
  whether, under what circumstances and the currency or currencies in which Boston Scientific will pay Additional Amounts (as defined in the indenture) to any Holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether Boston Scientific will have the option to redeem those debt securities rather than pay the Additional Amounts;

  (24)
  the terms and conditions upon which the debt securities may be exchangeable;

  (25)
  whether the debt securities are subject to subordination and the terms of that subordination; and

  (26)
  any other terms, conditions, rights and preferences relating to the debt securities.

        With respect to debt securities of any series denominated in United States dollars, the registered securities of that series, other than registered securities issued in global form (which may be of any denomination), will be issuable in denominations of $2,000 and any integral multiple thereof, and the bearer securities of that series, other than bearer securities issued in global form (which may be of any denomination), will be issuable in a denomination of $5,000, unless otherwise provided in the applicable prospectus supplement. The prospectus supplement relating to a series of debt securities denominated in any currency other than United States dollars or a composite currency will specify the denominations thereof.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that is below market rates at the time of issuance. One or more series of debt securities may be floating rate debt securities which are exchangeable for fixed rate debt securities. Boston Scientific may describe certain federal income tax consequences and special considerations, if any, applicable to each series of debt securities in the prospectus supplement relating thereto.

        Unless otherwise indicated in the applicable prospectus supplement, interest, if any, on any registered security which is payable, and is punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name that security is registered at the close of business on the regular record date for such interest at Boston Scientific's office or agency maintained for such purpose as set forth in the indenture; provided, however, that Boston Scientific may, at its option, pay each installment of interest, if any, on any registered security by (i) mailing a check for that interest installment, payable to or upon the written order of the person entitled thereto as set forth in the indenture, to the address of that person as it appears on the Security Register (as defined in the indenture) or (ii) transferring an amount equal to that interest installment to an account located in the United States maintained by the payee.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

  (1)
  default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in the payment of, the principal of, or premium, if any, on any debt security of that series when due at its maturity or upon acceleration;

  (3)
  default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the indenture;

  (4)
  default in the performance, or breach, of any covenant or agreement of Boston Scientific in the indenture which affects or is applicable to debt securities of such series (other than a default in the performance, or breach of a covenant or agreement that is specifically dealt with elsewhere in the indenture), and the continuation of that default or breach for a period of 60 days after the trustee has given Boston Scientific, or after Holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given Boston Scientific and the trustee, written notice thereof;

  (5)
  certain events relating to Boston Scientific's bankruptcy, insolvency or reorganization; and

  (6)
  any other event of default provided with respect to debt securities of that series.

        No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in the applicable prospectus supplement.

        The indenture provides that if an event of default specified in clauses (1), (2), (3), (4) or (6) above with respect to debt securities of any series occurs and is continuing, either the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series (or, in the case of original issue discount securities or indexed securities, the portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable immediately. If an event of default specified in clause (5) above occurs and is continuing, then the principal of all the debt securities (or, in the case of original issue discount securities or indexed securities, that portion of the principal amount thereof as may be specified in the terms thereof) will be due and payable immediately, without any declaration or other act on the part of the trustee or any Holder. In certain cases, Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of Holders of all those debt securities, rescind and annul a declaration of acceleration.

        The indenture provides that the trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture. The indenture provides that no Holder may institute any proceedings, judicial or otherwise, to enforce the indenture except in the case of failure of the trustee thereunder to act for 60 days after it has received a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (in the case of an event of default specified in clauses (1), (2), (3), (4) or (6) above) or a request to enforce the indenture by Holders of at least 25% in aggregate principal amount of all of the debt securities then outstanding (in the case of an event of default specified in clause (5) above), and an offer of reasonable indemnity. This provision will not prevent any Holder from enforcing payment of principal thereof, and premium, if any, on and interest, if any, thereon at the respective due dates.

        Holders of a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to debt securities of that series. The trustee may, however, refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the indenture or involve it in personal liability or which would be unjustly prejudicial to Holders not joining in that proceeding.

        The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities, give to Holders of debt securities of that series notice of such default if that default has not been cured or waived. Except in the case of a default in the payment of principal of, or premium, if any, on or interest on, or in the payment of any sinking fund installment in respect of, any debt securities of that series, the trustee will be protected in withholding the notice if it determines in good faith that the withholding of the notice is in the interest of Holders of the debt securities of such series.

        Boston Scientific will be required to deliver an officers' certificate to the trustee annually as to its compliance with all conditions and covenants under the terms of the indenture.

Modification and Waiver

        Modifications of and amendments to the indenture may be made by Boston Scientific and the trustee with the consent of Holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding debt security affected thereby:

  (1)
  change the Stated Maturity (as defined in the indenture) of the principal of, or premium, if any, on or any installment of interest on any debt security of that series, or reduce the principal amount thereof, or premium, if any, on or the rate of interest, if any, thereon, or change any of Boston Scientific's obligations to pay Additional Amounts (except as contemplated or permitted by the indenture), or reduce the amount of principal of an Original Issue Discount Security (as defined in the indenture) of that series that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of repayment at the option of any Holder of any debt security of such series, or change any place of payment where, or the currency in which, any debt security of that series or premium, if any, on or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may be), or adversely affect any right to exchange any debt security;

  (2)
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of the indenture that affects such series or certain defaults applicable to that series thereunder and their consequences provided for in the indenture, or reduce the quorum or voting with respect to debt securities of that series; or

  (3)
  modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture that affect that series cannot be modified or waived without the consent of the Holder of each outstanding debt security affected thereby.

        Boston Scientific may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indenture if Holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent so expressly waived, and, until the waiver becomes effective, Boston Scientific's obligations and the duties of the trustee to Holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.

        Holders of a majority in principal amount of the outstanding debt securities of each series (in the case of an event of default specified in clauses (1), (2), (3), (4) and (6) under "Events of Default" above) or the Holders of a majority in principal amount of all of the debt securities then outstanding (in the case of an event of default specified in clause (5) under "Events of Default" above) may, on behalf of all those Holders, waive any past default under the indenture with respect to debt securities of that series except a default in the payment of the principal of, or premium, if any, on or interest, if any, on any such debt security and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding debt security affected.

Merger, Consolidation, or Sale of Assets

        Boston Scientific will not consolidate with or merge with or into any other person or transfer all or substantially all of its property and assets as an entirety to any person, unless:

  (1)
  either Boston Scientific will be the continuing person, or the person (if other than Boston Scientific) formed by the consolidation or into which Boston Scientific is merged or to which all or substantially all of its properties and assets are transferred is a person organized and existing under the laws of the United States or any State thereof or the District of Columbia that expressly assumes all of Boston Scientific's obligations under each series of debt securities and the indenture with respect to each such series;

  (2)
  immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing. Notwithstanding this limitation, any of Boston Scientific's Subsidiaries (as defined in the indenture) may consolidate with, merge with or into or transfer all or part of its properties and assets to Boston Scientific or any other Subsidiary or Subsidiaries; and

  (3)
  Boston Scientific has delivered to the trustee an officer's certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

Limitation on Liens

        The indenture provides that with respect to each series of senior debt securities, unless otherwise set forth in the related prospectus supplement, Boston Scientific will not, and will not permit any of its Subsidiaries (as defined in the indenture) to, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the indenture) upon any of Boston Scientific's property, assets or revenues, whether now owned or hereafter acquired, except for:

  (1)
  Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on Boston Scientific's or its Subsidiaries' books, as the case may be, in conformity with accounting principles generally accepted in the United States;

  (2)
  carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

  (3)
  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

  (4)
  deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (5)
  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of Boston Scientific's business or any of its Subsidiaries;

  (6)
  Liens in existence on the date of the first issuance by Boston Scientific of senior debt securities issued pursuant to the indenture; provided that no such Lien is spread to cover any additional property after such date and that the amount of debt secured thereby is not increased;

  (7)
  Liens securing Boston Scientific's debt and that of its Subsidiaries incurred to finance the acquisition of fixed or capital assets; provided that (A) such Liens will be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such debt and (C) the amount of debt secured thereby is not increased;

  (8)
  Liens on the property or assets of a corporation that becomes a Subsidiary after the date of the indenture; provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of debt secured thereby is not increased;

  (9)
  Liens pursuant to any Receivables Transaction (as defined in the indenture) in an aggregate principal amount not exceeding 20% of Boston Scientific's Consolidated Tangible Assets (as defined in the indenture); and

  (10)
  Liens (not otherwise permitted hereunder) (A) which secure obligations not exceeding (as to Boston Scientific and its Subsidiaries) the greater of (1) $250.0 million or (2) 20% of Boston Scientific's Consolidated Tangible Assets (as defined in the indenture), in each case in aggregate amount at any time outstanding, or (B) with respect to which Boston Scientific effectively provides that the senior debt securities outstanding under the indenture are secured equally and ratably with (or, at its option, prior to) the debt secured by such Lien.

Defeasance

        If so specified in the prospectus supplement with respect to debt securities of any series, Boston Scientific at its option:

  (1)
  will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, and hold money for payment in trust); or

  (2)
  will not be subject to certain specified covenants with respect to the debt securities of that series as set forth in the related prospectus supplement,

in each case if Boston Scientific deposits with the trustee, in trust, money or Government Obligations (as defined in the indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the outstanding debt securities of that series on the dates such payments are due in accordance with the terms of such debt securities.

        To exercise any such option, Boston Scientific is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant (1) above, either a ruling to such effect received from or published by the United States Internal Revenue Service or an opinion that there has been a change in applicable federal income tax law to such effect. Boston Scientific is required to deliver to the trustee an officer's certificate stating that no event of default with respect to the debt securities of that series has occurred and is continuing.

Subordination

        Certain provisions of the indenture relating to the subordination of the subordinated debt securities are summarized below. The extent to which a particular series of subordinated debt securities is subordinated to other of Boston Scientific's indebtedness will be set forth in the prospectus supplement for that series and the indenture may be modified by a supplemental indenture to reflect those subordination provisions. The particular terms of subordination of an issue of subordinated debt securities may supersede the general provisions of the indenture summarized below.

        Upon any distribution to Boston Scientific's creditors in a liquidation, dissolution or reorganization, payment of the principal of, premium, if any, on and interest, if any, on the subordinated debt securities will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness, but Boston Scientific's obligation to make payment of the principal of and premium, if any, on and interest, if any, on the subordinated debt securities will not otherwise be affected. Except as provided in a prospectus supplement and the related authorizing resolution and/or supplemental indenture, if any, no payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior indebtedness exists that permits the holders of such senior indebtedness to accelerate its maturity and the default is the subject of judicial proceedings or Boston Scientific has received notice of such default. The authorizing resolution and/or supplemental indenture may also provide that subordinated debt securities issued thereunder are subordinated and junior in right of payment to the prior payment in full of future senior subordinated debt securities, if any. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, Holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to the extent that distributions otherwise payable to such Holders have been applied to the payment of senior indebtedness. By reason of such subordination, in the event of any distribution of assets upon Boston Scientific's insolvency, certain of Boston Scientific's general creditors may recover more, ratably, than holders of subordinated debt securities.

Global Securities

        If so specified in any prospectus supplement, debt securities of any series may be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York, or the Depositary. Global securities will be registered in the name of the Depositary or its nominee.

        The Depositary has advised Boston Scientific that it is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of that successor.

        The specific terms of the Depositary arrangement with respect to any debt securities of a series will be described in the relevant prospectus supplement. Boston Scientific anticipates that the following provisions will apply to all Depositary arrangements.

        Upon the issuance of a global security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by that global security to the participants' accounts. The accounts to be credited will be designated by the underwriters or agents with respect to the debt securities or by Boston Scientific if the debt securities are offered and sold directly by it.

        Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of a participant's interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for that global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold interests through participants. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the Depositary or its nominee is the registered owner of a global security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture.

        Principal, premium, if any, on and any interest payments on debt securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of a global security representing the debt securities. None of Boston Scientific, the trustee, any paying agent or the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or securities for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Boston Scientific expects that the Depositary, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security or securities for the debt securities as shown on the records of the Depositary. Boston Scientific also expects that payments by participants to owners of beneficial interests in a global security or securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        A global security representing all but not part of an offering of debt securities will be exchangeable for debt securities in definitive form of like tenor and terms if:

  (1)
  the Depositary notifies Boston Scientific that it is unwilling or unable to continue as depositary for the global security or if at any time the Depositary is no longer eligible to be in good standing as a clearing agency registered under the Exchange Act, and Boston Scientific does not appoint a successor depositary within 90 days after it receives notice or becomes aware of the ineligibility; or

  (2)
  Boston Scientific at any time determines not to have all of the debt securities represented in an offering by a global security and notifies the trustee to this effect.

        Further, if Boston Scientific so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security may, on terms acceptable to Boston Scientific, receive debt securities in definitive form. In that instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by that global security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form.

The Trustee

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become one of Boston Scientific's creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Boston Scientific or any Affiliate (as defined in the indenture); provided, however, that if the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

No Personal Liability of Officers, Directors, Employees or Stockholders

        None of Boston Scientific's directors, officers, employees or stockholders, as such, or any of its Affiliates will have any personal liability in respect of Boston Scientific's obligations under the indenture or the debt securities by reason of his, her or its status as such.

Applicable Law

        The indenture is, and any debt securities offered hereby will be, governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; (iv) directly by us to a limited number of purchasers or to a single purchaser; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any dealers and agents, in addition to any underwriter, participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

        Any initial offering price, dealer purchase price, discount or commission, and concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

        The maximum compensation to be received by any participating Financial Industry Regulatory Authority, or FINRA, member will not be greater than 8% for the sale of any securities being registered pursuant to SEC Rule 415 under this prospectus.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

        Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be deemed to be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        The place and time of delivery for securities will be set forth in the prospectus supplement for such securities.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York. Certain legal matters with respect to the offered securities will be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule of Boston Scientific Corporation as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 appearing in Boston Scientific Corporation's Current Report on Form 8-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein and incorporated herein by reference, and the effectiveness of Boston Scientific Corporation's internal control over financial reporting as of December 31, 2012 has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Boston Scientific Corporation's Current Report on Form 8-K and incorporated herein by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

Amount
SEC registration fee	$(1)
FINRA filing fees	(2)
Blue Sky fees and expenses	(2)
Printing and engraving expenses	(2)
Legal fees and expenses (other than Blue Sky fees and expenses)	(2)
Accounting fees and expenses	(2)
Ratings Agency fees and expenses	(2)
Trustee expenses	(2)
Stock exchange listing fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)
In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee. The registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

(2)
These fees are based in part on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Under our Third Restated Certificate of Incorporation, as amended, and restated by-laws (and in accordance with Section 145 of the Delaware General Corporate Law), we will indemnify to the fullest extent permitted by the Delaware General Corporate Law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including civil, criminal, administrative, investigative or other proceedings, by reason of the fact that the person is or was a director, officer or employee of the Company, or is or was serving in that capacity or as an agent at the request of the Company for another entity.

        Our indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. We will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in performance of his or her duty. Derivative actions are actions by us or in our right to procure a judgment in our favor. Our agents may be similarly indemnified at the discretion of our board of directors.

        In addition, we have indemnification agreements in place with our directors and certain officers, including all executive officers, which set forth the details of our indemnification obligations to such persons, including mechanics of the payment of expenses and obligations of the parties in the event of a change of control.

        All of our directors and officers are covered by an insurance policy that we maintain against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.    Exhibits.

*1.1	Debt Securities Underwriting Agreement—Basic Provisions
+3.1	Third Restated Certificate of Incorporation of the Company (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 1-11083))
+3.2	Restated By-laws of the Company (Exhibit 3.1, Current report on Form 8-K dated September 19, 2011 (File No. 1-11083))
4.1	Indenture, dated as of May 29, 2013, between Boston Scientific Corporation and U.S. Bank National Association, as Trustee
*4.2	Form of Debt Securities
5.1	Opinion of Shearman & Sterling LLP as to legality of the Debt Securities
12.1	Statement of computation of ratios of earnings to fixed charges of the Company
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature pages)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee for the Debt Securities.

*
To be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company in connection with a specific offering.

+
Incorporated by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d)

  of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Boston Scientific Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, Commonwealth of Massachusetts, on the        day of May, 2013.

BOSTON SCIENTIFIC CORPORATION
By	/s/ JEFFREY D. CAPELLO Jeffrey D. Capello Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Mahoney, Jeffrey D. Capello, Timothy A. Pratt and Vance R. Brown, and each of them, his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the        day of May, 2013.

Name and Signature	Title

/s/ KATHARINE T. BARTLETT Katharine T. Bartlett	Director
/s/ BRUCE L. BYRNES Bruce L. Byrnes	Director
/s/ JEFFREY D. CAPELLO Jeffrey D. Capello	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)
/s/ NELDA J. CONNORS Nelda J. Connors	Director

Name and Signature	Title

/s/ KRISTINA M. JOHNSON, PH.D Kristina M. Johnson, Ph.D	Director
/s/ MICHAEL F. MAHONEY Michael F. Mahoney	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ ERNEST MARIO, PH.D Ernest Mario, Ph.D	Director
/s/ N.J. NICHOLAS, JR. N.J. Nicholas, Jr.	Director
/s/ PETE M. NICHOLAS Pete M. Nicholas	Director, Chairman of the Board of Directors
/s/ UWE E. REINHARDT, PH.D Uwe E. Reinhardt, Ph.D	Director
/s/ JOHN E. SUNUNU John E. Sununu	Director

EXHIBIT INDEX

*1.1	Debt Securities Underwriting Agreement—Basic Provisions
+3.1	Third Restated Certificate of Incorporation of the Company (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 1-11083))
+3.2	Restated By-laws of the Company (Exhibit 3.1, Current report on Form 8-K dated September 19, 2011 (File No. 1-11083))
4.1	Indenture, dated as of May 29, 2013, between Boston Scientific Corporation and U.S. Bank National Association, as Trustee
*4.2	Form of Debt Securities
5.1	Opinion of Shearman & Sterling LLP as to legality of the Debt Securities
12.1	Statement of computation of ratios of earnings to fixed charges of the Company
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature pages)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee for the Debt Securities.

*
To be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company in connection with a specific offering.

+
Incorporated by reference.